Exhibit 99.2

We and our officers and directors are currently subject to litigation concerning a recently completed exchange offer and may become subject to additional legal proceedings and regulatory review as a result of the exchange offer we launched on April 6, 2018 in respect of any and all of our 10.000% Senior Secured Notes due 2022 (the “Existing 2022 Notes”) and 10.500% Senior Secured Notes due 2024 to exchange such secured notes for our newly issued 3.0% Senior Notes due 2047 (the “New Notes”) and related consent solicitation in respect of the Existing 2022 Notes. Litigation and regulatory actions could harm our reputation, result in substantial expenditures and have a material and adverse effect on our business and results of operations.

On February 1, 2018, K. Hovnanian Enterprises, Inc. (the “Issuer”) completed an exchange offer pursuant to which it issued $90.6 million aggregate principal amount of 13.5% Senior Notes due 2026 (the “13.5% Notes”) and $90.1 million aggregate principal amount of 5.0% Senior Notes due 2040 (the “5.0% Notes”) in exchange for the Issuer’s 8.0% Senior Notes due 2019 (the “8.0% Notes”) and as part of the exchange offer, K. Hovnanian at Sunrise Trail III, LLC (“Sunrise Trail”), a wholly-owned subsidiary of Hovnanian Enterprises, Inc. (“Hovnanian”), purchased for cash an aggregate of $26.0 million principal amount of the 8.0% Notes (the “Purchased 8.0% Notes”). The indenture governing the 5.0% Notes and the 13.5% Notes contains limitations on actions with respect to the Purchased 8.0% Notes, including that the Issuer and the guarantors of such notes shall not make any interest payments on the Purchased 8.0% Notes prior to their stated maturity. We understand that the non-payment of interest on such Purchased 8.0% Notes (the next interest payment date is May 1, 2018) may result in a committee of the International Swaps and Derivatives Association (“ISDA”) determining that a “credit event” under certain credit default swap (“CDS”) contracts entered into by third-parties has occurred and that a CDS auction take place to determine the settlement payment with respect to the CDS contracts, which could result in significant monetary exposure for those entities that sold such CDS. Although we are not a party to any of these CDS contracts, we and our officers and directors have become subject to legal proceedings as described below, and may become subject to review from the Securities and Exchange Commission, Commodity Futures Trading Commission and other regulatory bodies, regarding the occurrence, or anticipated occurrence, of such “credit event.”

On January 11, 2018, Solus Alternative Asset Management LP (“Solus”) filed a complaint in the United States District Court for the Southern District of New York against GSO Capital Partners L.P., Hovnanian, the Issuer, Sunrise Trail, Ara K. Hovnanian and J. Larry Sorsby, which was amended on February 1, 2018. The complaint alleges improper and fraudulent structuring of the Issuer’s completed exchange offer to impact the CDS market, violations of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, and tortious interference with prospective economic advantage. Solus also seeks a declaratory judgment that Sunrise Trail has waived its entitlement to interest payments under the indenture governing the 8.0% Notes and that the exchange offer breached this indenture.

If ISDA determines that there will be a CDS auction in connection with a “credit event” due to the Issuer’s failure to pay interest on the Purchased 8.0% Notes, ISDA will also determine which of our debt instruments are “deliverable obligations” in such an auction for settlement and determination of the final auction price. We have no involvement in any of these ISDA determinations or the auction itself. Therefore, we cannot predict whether the New Notes will be determined to be “deliverable obligations” and what, if any, impact they may have on the settlement and final pricing determination. However, there is the potential for an adverse impact to those entities who sold CDS if the New Notes were to be deliverable in any such auction.

The ongoing litigation with Solus and any additional legal action as a result of the prior exchange offer or this Exchange Offer and any regulatory review may cause harm to our reputation and adversely affect our ability to access debt and other financing markets or make doing so more costly in order to refinance our existing debt or finance our operations in the future. Litigation and governmental inquiries are inherently unpredictable. Regardless of the merits of any claims, litigation and governmental inquiries may be both time-consuming and disruptive of our business. We could incur judgments, enter into settlement of claims or incur legal and other expenditures in connection therewith that may have a material and adverse effect on our results of operations and financial position.